Exhibit 15

November 13, 2002

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549
Attn:  Document Control


Commissioners:

     We are aware that our report dated October 24, 2002 on our review of the interim condensed consolidated financial information of 7-Eleven, Inc. and Subsidiaries (the "Company") as of September 30, 2002 and for the three-month and nine-month periods then ended, and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended, is incorporated by reference in the following Registration Statements:


                                                Registration No.
                                               -----------------
     On Form S-8 for:

      7-Eleven, Inc. 1995 Stock Incentive Plan        33-63617

      7-Eleven, Inc. Supplemental Executive
        Retirement Plan for Eligible Employees       333-42731

7-Eleven, Inc. Stock Compensation Plan for
  Non-Employee Directors                       333-68491


Very truly yours,


PRICEWATERHOUSECOOPERS LLP
Dallas, Texas









                                   Tab 2